EXHIBIT 10.23

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (the “Agreement”) is entered into as of September 2, 2010 (the “Effective Date”), by and among MB Financial, Inc., a Maryland corporation (“MBFI”), and MB Financial Bank, National Association (together with each of its successors and assigns permitted under this Agreement sometimes referred to herein as the “Company”), and Thomas D. Panos (“Executive”).

RECITALS

WHEREAS, the Executive has been employed by the Company or its predecessor since 1996 and is currently President, Chief Commercial Banking Officer, a member of the management committee and a director of the Bank, with primary responsibility for commercial banking sales and customer relationships and service;

WHEREAS, the Company and Executive desire to provide for an orderly transition of Executive’s duties, responsibilities and relationships in connection with Executive’s mutually agreed upon departure from the Company in March 2011 and Executive desires to assist the Company in obtaining an orderly transition; and

WHEREAS, the Company and Executive now desire to enter into an agreement setting forth the terms of Executive’s continued employment with the Company, his separation from employment and the rights and duties of the parties after entering into this Agreement;

NOW THEREFORE, the parties agree as follows:

1. Duties.  During the period beginning on the Effective Date and ending March 31, 2011 (such period referred to as the “Transition Period”), the Executive will continue in the employ of the Company with such title, duties and responsibilities as shall be assigned to him by the President and Chief Executive Officer of MBFI, it being understood the Executive’s primary responsibilities will be to assist the Company with respect to the transition of his duties and his business and community relationships to the other senior officers of the Company and to provide advice and assistance to such officers upon their request.  The Executive acknowledges that his tenure as President and Chief Commercial Banking Officer of the Bank and his service as a director of the Bank shall cease as of the Effective Date and this Agreement shall constitute his resignation from such positions.  The Executive’s employment shall terminate as of the last day of the Transition Period.

2. Compensation.  In recognition of Executive’s expected contributions to the Company during the Transition Period, in consideration for the release and the other promises of Executive contained in this Agreement, including, but not limited to, Executive’s agreement to faithfully discharge the duties and remain in the employ of the Company as described above through the last day of the Transition Period, the provisions of Section 4 below and Executive’s reaffirmation of his agreements and obligations described in Section 9 below, the Company will provide Executive with the following compensation and benefits; provided, further, that Executive timely signs and returns this Agreement and the release attached as Exhibit A hereto, and timely signs and returns the identical general release at the end of the Transition Period, pursuant to Section 8 below:

(a) Base Salary and Benefit Plan Participation.  During the Transition Period, the Executive will continue to receive his base salary as in effect on the Effective Date and participate in the Company’s employee benefit plans and programs, including eligibility to receive year-end matching and profit sharing contributions under the Company’s 401(k) plan and related deferred compensation plan.

(b) Retention Payment.  On or within five (5) days after the last day of the Transition Period and expiration of any revocation period applicable to the release described in Section 8, the Company will pay to Executive a payment equal to $350,000.

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3. Effect of Termination of Employment Prior to Last Day of Transition Period or Breach by Executive.  In the event Executive’s employment terminates prior to the last day of the Transition Period due to Executive’s voluntary resignation, or in the event the Company terminates Executive’s employment prior to the last day of the Transition Period because Executive breaches his promises hereunder, including those set forth in Section 2, the retention payment described in Section 2(b) shall not be paid to Executive.

4. No Additional Entitlements; Effect on Equity Awards.  Executive understands and acknowledges that he will have no further entitlements, other than those included in this Agreement and except with respect to rights, if any, that have vested as of the last day of his employment under the Company’s employee benefit plans and stock-based incentive plan and such rights as he has to maintain COBRA coverage.  For avoidance of doubt, Executive understands and agrees that the retention payment set forth above includes consideration for Executive’s agreement that (a) he will not be entitled to receive bonus or other incentive compensation with respect to 2010 or 2011 or any incremental amounts upon termination of employment, and (b) the stock options and restricted stock awards held by Executive which have not vested as of the date of termination of employment shall be forfeited and cancelled without further vesting as of such date, and his rights under any vested awards shall be determined in accordance with the terms of the respective award agreements applicable to voluntary termination of employment.

5. Indemnification and D&O Insurance after Termination of Employment.  During the Transition Period and following Executive’s termination of employment, Executive shall continue to be entitled to indemnification under the indemnification provisions of the Company’s governing documents and to coverage under directors and officers liability insurance with respect to his acts or omissions during his service as an officer or director of the Company, or under this Agreement, to the same extent Executive is entitled to such indemnification and to such insurance coverage as of the date of this Agreement.

6. Withholding.  All payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

7. Section 409A Compliance.  It is intended that any amounts payable under this Agreement and the Company’s and Executive’s exercise of authority or discretion hereunder shall comply with the provisions of Internal Revenue Code Section 409A and the treasury regulations and guidance thereunder (“Section 409A”) so as not to subject the Executive to the payment of interest and tax penalty which may be imposed under Section 409A.  Notwithstanding anything contained herein to the contrary, if, at the Executive’s separation from service, (a) Executive is a specified employee as defined in Section 409A and (b) any of the payments or benefits provided hereunder constitute deferred compensation under Section 409A, then, and only to the extent required by such provisions, the date of payment of such payments or benefits otherwise provided shall be delayed for a period of six (6) months following the separation from service.

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8. Execution of Agreement; Releases.  The payments and benefits to the Executive pursuant to this Agreement are contingent upon (i) the Executive executing and delivering to the Company this Agreement and a release of claims in the form attached to this Agreement as Exhibit A (the “Release”) by 3:00 p.m. (CDT) on Thursday, September 2, 2010, (ii) the Executive executing and delivering to the Company on the last day of the Transition Period a release of claims in substantially the same form as the Release, effective as of that date, and (iii) in each case, Executive does not thereafter revoke such Release in accordance with the terms thereof.  At such time as Executive delivers the release required under clause (ii), the Company shall execute a release, in the form set forth at Exhibit B, and shall deliver such release to Executive.

9. Entire Agreement.  Executive acknowledges and agrees that this Agreement includes the entire agreement and understanding between the parties and supercedes any prior agreements, written or oral, including Executive’s Change in Control Severance Agreement and Gross-Up Agreement with the Company, with respect to the subject matter hereof, including the termination of Executive’s employment and all amounts to which Executive shall be entitled whether during the Transition Period or thereafter; provided, however, that Executive acknowledges and agrees that (a) provisions of the Protective Covenants Agreement between Executive and the Company; (b) the provisions of any prior agreements between the Company and Executive (including award agreements) relating to the effect of certain laws and regulations on Executive’s compensation and Executive’s agreement to forgo compensation or to repay amounts of compensation received which are determined to not be or to not have been permitted under such laws and regulations; and (c) the provisions of any prior agreements between the Company and Executive relating to confidentiality, protection of the Company’s confidential or proprietary information; shall in each case continue to apply to Executive during and after his employment as if fully set forth and applicable to this Agreement including the compensation which may be payable to Executive hereunder. As a material inducement to the Company entering into this Agreement, Executive reaffirms that the foregoing provisions remain fully binding on Executive.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Transition Agreement as of the date and year first set forth above.

MB FINANCIAL, INC.
By: /s/ Rosemarie Bouman
Its: Vice President

MB FINANCIAL BANK NATIONAL ASSOCIATION
By: /s/ Rosemarie Bouman
Its: Executive Vice President

EXECUTIVE
/s/ Thomas D. Panos

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Exhibit A

GENERAL RELEASE OF ALL CLAIMS

1. For valuable consideration, the adequacy of which is hereby acknowledged, the undersigned (“Executive”), for himself, his spouse, heirs, administrators, children, representatives, executors, successors, assigns, and all other persons claiming through Executive, if any (collectively, “Releasers”), does hereby release, waive, and forever discharge MB Financial, Inc. and MB Financial Bank National Association (collectively, “Company”), Company’s Subsidiaries, parents, affiliates, related organizations, employees, officers, directors, attorneys, successors, and assigns (collectively, the “Releasees”) from, and does fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys’ fees and costs) of any kind whatsoever, whether known or unknown or contingent or absolute, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to Executive’s employment with Company or any of its affiliates and the termination of Executive’s employment.  The foregoing release and discharge, waiver and covenant not to sue includes, but is not limited to, all claims and any obligations or causes of action arising from such claims, under common law including wrongful or retaliatory discharge, breach of contract (including, but not limited to, the Transition Agreement between the Company and the Executive (the “Transition Agreement”)), with respect to which this is the Release referred to in Section 8 thereof, and any claims under any stock option and restricted stock unit agreements between Executive and the Company) and any action arising in tort including libel, slander, defamation or intentional infliction of emotional distress, and claims under any federal, state or local statute including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866 and 1871 (42 U.S.C. § 1981), the National Labor Relations Act, the Fair Labor Standards Act, the Americans with Disabilities Act of 1990, the Rehabilitation Act of 1973, the Illinois Human Rights Act, the Age Discrimination in Employment Act or the discrimination or employment laws of any state or municipality, and/or any claims under any express or implied contract which Releasers may claim existed with Releasees.  This also includes a release by Executive of any claims for breach of contract, wrongful discharge and all claims for alleged physical or personal injury, emotional distress relating to or arising out of Executive’s employment with Company or the termination of that employment; and any claims under the WARN Act or any similar law, which requires, among other things, that advance notice be given of certain work force reductions.  This release and waiver does not apply to any claims or rights that may arise after the date Executive signs this General Release.  The foregoing release does not apply to (a) any claims or rights for compensation, benefits, indemnification and any other surviving rights now existing under the Transition Agreement, the organization documents of the Company or any other agreement providing for indemnification regardless of when any claim is filed, or (b) any claims or rights under directors and officers liability insurance.

2. Excluded from this release and waiver are any claims which cannot be waived by law, including but not limited to the right to participate in an investigation conducted by certain government agencies.  Executive does, however, waive Executive’s right to any monetary recovery should any agency (such as the Equal Employment Opportunity Commission) pursue any claims on Executive’s behalf.  Executive represents and warrants that Executive has not filed any complaint, charge, or lawsuit against the Releasees with any government agency or any court.

3. Executive agrees never to sue Releasees in any forum for any claim covered by the above waiver and release language.  If Executive violates this General Release by suing Releasees, other than as set forth in Section 1 hereof, Executive shall be liable to the Company for its reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit.

4. In the event Executive is the prevailing party in an action against the Company to enforce the provisions of the Transition Agreement relating to payment of the Retention Payment, then the Company shall be liable to the Executive for his reasonable attorneys’ fees and other litigation costs incurred in such action.

5. Executive acknowledges and recites that:

(a) Executive has read and understands the Transition Agreement and this General Release in its entirety;

(b) Executive has been advised and directed orally and in writing (and this subparagraph (c) constitutes such written direction) to seek legal counsel and any other advice he wishes with respect to the terms of the Transition Agreement and this General Release before executing it;

(c) Executive has been given up to twenty-one (21) days to review this Agreement before executing it and has seven (7) days after signing it to revoke it by giving written notice to Mitchell Feiger, MBFI’s President and Chief Executive Officer.

(d) Executive has executed the Transition Agreement and this General Release knowingly and voluntarily; and

(e) Executive’s execution of the Transition Agreement and this General Release has not been forced by any employee or agent of the Company, and Executive has had an opportunity to negotiate about the terms of the Transition Agreement and this General Release.

6. This General Release shall be governed by the internal laws (and not the choice of laws) of the State of Illinois, except for the application of pre-emptive Federal law.

PLEASE READ THIS AGREEMENT CAREFULLY.  IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EXECUTIVE
/s/ Thomas D. Panos
Date: September 2, 2010

MB FINANCIAL, INC.
By: /s/ Rosemarie Bouman
Its: Vice President
Date: September 2, 2010

MB FINANCIAL BANK NATIONAL ASSOCIATION
By: /s/ Rosemarie Bouman
Its: Executive Vice President
Date: September 2, 2010

Exhibit B

GENERAL RELEASE OF CLAIMS

1.           For valuable consideration, the adequacy of which is hereby acknowledged, the undersigned MB Financial, Inc. and MB Financial Bank National Association (collectively, “Company”) for themselves and their respective successors, assigns, and all other persons claiming through the Company, if any (collectively, “Releasers”), do hereby release, waive, and forever discharge Thomas D. Panos, and his successors and assigns (collectively, the “Releasees”) from, and do fully waive any obligations of Releasees to Releasers for, any and all liability, actions, charges, causes of action, demands, damages, or claims for relief, remuneration, sums of money, accounts or expenses (including attorneys’ fees and costs) of any kind whatsoever, which heretofore has been or which hereafter may be suffered or sustained, directly or indirectly, by Releasers in consequence of, arising out of, or in any way relating to, facts or circumstances which, as of the date the Company executes this Release, are known by members of the board of directors of the Releasers or by senior officers of the Releasers. This release and waiver does not apply to any claims or rights that may arise after the date the Company executes this General Release or which arise out of facts or circumstances not known to the members of the board of directors or senior officers of Releasers as of the date the Company executes this General Release.

2.           Excluded from this release and waiver are any claims which cannot be waived by law, including but not limited to claims maintained by or for certain government agencies.

3.           The Releasers agree never to sue Releasees in any forum for any claim covered by the above waiver and release language.  If Releasers violate this General Release by suing Releasees, other than as set forth in Section 1 hereof, the Company shall be liable to the Releasees for their reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit.

4.           In the event the Company is the prevailing party in an action against the Executive to enforce the provisions of the Transition Agreement, then the Executive shall be liable to the Company for its reasonable attorneys’ fees and other litigation costs incurred in such action.

5.           Executive acknowledges and agrees that this Release will be of no force or effect in the event Executive fails to execute or subsequently revokes a General Release required to be executed by Executive pursuant to the Transition Agreement.

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6.           This General Release shall be governed by the internal laws (and not the choice of laws) of the State of Illinois, except for the application of pre emptive Federal law.

MB FINANCIAL, INC.
By: /s/ Rosemarie Bouman
Its: Vice President

MB FINANCIAL BANK NATIONAL ASSOCIATION
By: /s/ Rosemarie Bouman
Its: Executive Vice President

EXECUTIVE
/s/ Thomas D. Panos

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